Exhibit 99.2

Lender	Interest Due as of 4/15/10	Total stock if converted
Herbert M. Stein	$ 204,097.63	204,098
Robert Schacter	$ 82,024.14	82,024
	$ 286,121.77	286,122

APOGEE TECHNOLOGY, INC.

Edited Minutes of the Board of Directors’ Meeting
Held on April 16, 2010
Via Telephonic Call

A telephonic meeting of the Board of Directors of Apogee Technology, Inc. (the “Corporation”) was held on Friday April 16, 2010 at 2:00 PM.

The following members of the Board of Directors, constituting a quorum, were present via telephonic call: Mr. Herbert M. Stein, Chairman of the Board, Ms. Sheryl Stein, Mr. Craig Dubitsky, and Mr. Alan Tuck.  Mr. Theodore Grannatt and Mr. Paul Murphy, Chief Financial Officer, were on the call as guests.  Mr. Arthur Reynolds was absent.  Mr. Herbert M. Stein presided and kept the minutes of the meeting.

1.	Mr. Stein proposed converting interest payments on all Apogee loan holders’ notes into Apogee common stock at $1.00 per share for a 90 day period.

RESOLVED
Approved the proposed converting interest payments on all Apogee loan holders’ notes into Apogee common stock at $1.00 per share for a 90 day period.

Note: June 26, 2010 was set as deadline for lender’s to accept this offer.